Section 2: EX-99 (CENTRAL VALLEY COMMUNITY BANCORP PRESS RELEASE)

Central Valley Community Bancorp Reports Earnings Results for the Nine Months and Quarter Ended September 30, 2011

FRESNO, CA -- (Marketwire - October 19, 2011) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $4,769,000, and diluted earnings per common share of $0.46 for the nine months ended September 30, 2011, compared to $2,660,000 and $0.26 per diluted common share for the nine months ended September 30, 2010. While net interest income before provision for credit losses for the period decreased compared to the corresponding period in 2010, net income increased primarily as a result of lower provision for credit losses and an increase in non-interest income.

During the first three quarters of 2011, the Company's total assets increased 7.37%, total liabilities increased 7.11% and shareholders' equity increased 9.20% compared to December 31, 2010. Annualized return on average equity (ROE) for the nine months ended September 30, 2011 was 6.21%, compared to 3.71% for the same period in 2010. The increase in ROE reflects an increase in net income, notwithstanding an increase in capital from an increase in other comprehensive income and an increase in retained earnings. Annualized return on average assets (ROA) was 0.81% for the first nine months of 2011, compared to 0.47% for the same period in 2010. The ROA increase is due to an increase in net income, notwithstanding an increase in average assets.

During the nine months ended September 30, 2011, the Company recorded a provision for credit losses of $750,000, compared to $2,900,000 for the same period in 2010. During nine months ended September 30, 2011, the Company recorded $733,000 in net loan charge-offs, compared to $1,994,000 for the same period in 2010. The annualized net charge-off ratio, which reflects net charge-offs to average loans, was 0.23% for the nine months ended September 30, 2011, and 0.58% for the same period in 2010. The Company also recorded OREO related expenses of $11,000 during the first three quarters of 2011 compared to $759,000 for the same period in 2010.

At September 30, 2011, the allowance for credit losses was $11,031,000, compared to $11,014,000 at December 31, 2010, a net increase of $17,000. The allowance for credit losses as a percentage of total loans was 2.59% at September 30, 2011, and 2.55% at December 31, 2010. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at September 30, 2011.

Total non-performing assets were $17,064,000, or 2.04% of total assets, as of September 30, 2011 compared to $19,984,000 or 2.57% of total assets as of December 31, 2010. Total non-performing assets as of June 30, 2011 were of $14,959,000 or 1.89% of total assets.

The following provides a reconciliation of the change in non-accrual loans for the first three quarters of 2011.

                                        Transfers
                                        to Fore-
                      Additions          closed   Returns
             Balances  to Non-           Collat-     to             Balances
(Dollars in  December  accrual  Net Pay   eral -  Accrual  Charge  September
 thousands)  31, 2010   Loans    Downs    OREO     Status   Offs    30, 2011
------------ -------- --------- -------  -------  -------  ------  ---------
Non-accrual
 loans:
 Commercial
  and
  industrial $    196 $     371 $   (34) $     -  $     -  $ (172) $     361
 Real estate    1,407     1,234    (924)       -     (195)    (26)     1,496
 Real estate
  construc-
  tion and
  other land
  loans             -         -       -        -        -       -          -
 Equity
  loans and
  lines of
  credit          669       977    (262)    (244)       -    (229)       911
Restructured
 loans (non-
 accruing):
 Commercial
  and
  industrial    1,279         -    (429)       -     (850)      -          -
 Real estate    7,183     2,796  (2,882)       -        -       -      7,097
 Real estate
  construc-
  tion and
  other land
  loans         7,827         -    (612)       -        -    (286)     6,929
 Consumer           -        82       -        -        -     (82)         -
             -------- --------- -------  -------  -------  ------  ---------
  Total non-
   accrual   $ 18,561 $   5,460 $(5,143) $  (244) $(1,045) $ (795) $  16,794
             ======== ========= =======  =======  =======  ======  =========

The following provides a summary of the change in the OREO balance for the nine months ended September 30, 2011:

                                                               Nine Months
                                                                  Ended
                                                              September 30,
(Dollars in thousands)                                             2011
------------------------------------------------------------- -------------
Balance, December 31, 2010                                    $       1,325
Additions                                                               527
Dispositions                                                         (2,190)
Write-downs                                                               -
Net gain on disposition                                                 608
                                                              -------------
Balance, September 30, 2011                                   $         270
                                                              -------------

The Company's annualized net interest margin (fully tax equivalent basis) was 4.68% for the nine months ended September 30, 2011, compared to 5.05% for the same period in 2010. The 2011 net interest margin decrease in the period-to-period comparison resulted primarily from a decrease in the yield on the Company's investment portfolio partially offset by a decrease in the Company's cost of funds. For the nine months ended September 30, 2011, the effective yield on total earning assets decreased 61 basis points to 5.11% compared to 5.72% for the same period in 2010, while the cost of total interest-bearing liabilities decreased 28 basis points to 0.61% compared to 0.89% for the same period in 2010. The amount of the Company's average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased while the effective yield on average investment securities decreased to 3.42% for the nine months ended September 30, 2011 compared to 4.66% for the same period in 2010. The amount of the Company's average loans decreased, while the effective yield on average loans increased to 6.32% from 6.30% over the same periods. The decrease in yield in the Company's investment securities during the first nine months of 2011 resulted primarily from the purchase of lower yielding investment securities along with an increase in average balances in interest bearing deposits in other banks. The cost of total deposits decreased 20 basis points to 0.42% for the nine months ended September 30, 2011 compared to 0.62% for the same period in 2010. Net interest income before the provision for credit losses for the nine months ended September 30, 2011 was $23,341,000, compared to $24,089,000 for the same period in 2010, a decrease of $748,000 or 3.11%. Net interest income decreased as a result of these yield changes offset by an increase in average earning assets and interest-bearing liabilities.

Total average assets for the nine months ended September 30, 2011 were $786,394,000, compared to $752,883,000 for the same period in 2010, an increase of $33,511,000 or 4.45%. Total average loans were $431,506,000 for the first three quarters of 2011, compared to $458,361,000 for the same period in 2010, representing a decrease of $26,855,000 or 5.86%. Total average investments, including deposits in other banks and Federal funds sold, increased to $283,567,000 for the nine months ended September 30, 2011 from $222,965,000 for the same period in 2010, representing an increase of $60,602,000 or 27.18%. Total average deposits increased $34,360,000 or 5.45% to $665,193,000 for the nine months ended September 30, 2011, compared to $630,833,000 for the same period in 2010. Average interest-bearing deposits increased $6,595,000, or 1.37% and average non-interest bearing demand deposits increased $27,765,000 or 18.73% for the nine months ended September 30, 2011 compared to the same period in 2010. The Company's ratio of average non-interest bearing deposits to total deposits was 26.46% for the nine months ended September 30, 2011 compared to 23.50% for the same period in 2010.

Non-interest income for the nine months ended September 30, 2011 increased $1,565,000, or 46.37% to $4,940,000, compared to $3,375,000 for the same period in 2010, mainly due to an increase in gain on sale of other real estate owned of $608,000, an increase in net realized gains on sales and calls of investment securities of $217,000, a $142,000 gain related to the final distribution of the Service 1st escrow account, an $85,000 gain related to the collection of life insurance proceeds, and a decrease in other than temporary impairment charges of $669,000.

Non-interest expense for the nine months ended September 30, 2011 decreased $313,000, or 1.44% to $21,442,000 compared to $21,755,000 for the same period in 2010, primarily due to decreases in OREO expenses of $748,000, legal fees of $101,000, and regulatory assessments of $223,000, partially offset by increases in salaries and employees benefits of $590,000.

The Company recorded a provision for income taxes of $1,320,000 for the nine months ended September 30, 2011, compared to $149,000 for the same period in 2010. The effective tax rate for the first nine months of 2011 was 21.68% compared to 5.30% for the same period in 2010. The increase in the effective tax rate is primarily due to an increase in taxable income and a decrease in permanent tax differences as a percentage of taxable income.

Quarter Ended September 30, 2011
For the quarter ended September 30, 2011, the Company reported unaudited consolidated net income of $1,408,000 and diluted earnings per common share of $0.13, compared to $864,000 and $0.08 per diluted share, for the same period in 2010, and $1,773,000 and $0.18 per diluted share, for the quarter ended June 30, 2011. The increase in net income during the third quarter of 2011 compared to the same period in 2010 is primarily due to decreases in the provision for credit losses and increases in non-interest income partially offset by decreases in net interest income before the provision for credit losses.

Annualized return on average equity for the third quarter of 2011 was 5.34%, compared to 3.53% for the same period of 2010. This increase is reflective of an increase in net income partially offset by an increase in capital. Annualized return on average assets was 0.70% for the third quarter of 2011 compared to 0.46% for the same period in 2010. This increase is due to an increase in net income partially offset by an increase in average assets.

In comparing the third quarter of 2011 to the third quarter of 2010, average total loans decreased $30,125,000, or 6.48%. During the third quarter of 2011, the Company recorded a $400,000 provision for credit losses, compared to $1,300,000 for the same period in 2010. During the third quarter of 2011, the Company recorded $404,000 in net loan charge-offs compared to $1,662,000 for the same period in 2010. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.37% for the quarter ended September 30, 2011 compared to 1.43% for the quarter ended September 30, 2010.

The following provides a reconciliation of the change in non-accrual loans for the quarter ended September 30, 2011.

                                         Transfers
                                         to Fore-
                        Additions         closed   Returns
               Balances  to Non-          Collat-     to            Balances
(Dollars in    June 30,  accrual  Net Pay  eral -  Accrual Charge  September
 thousands)      2011     Loans    Downs   OREO     Status  Offs    30, 2011
-------------- -------- --------- ------- -------  ------- ------  ---------
Non-accrual
 loans:
 Commercial
  and
  industrial   $    107 $     304 $    (9)$     -  $     - $  (41) $     361
 Real estate        748       937    (189)      -        -      -      1,496
 Real estate
  construction
  and other
  land loans          -         -       -       -        -      -          -
 Equity loans
  and lines of
  credit            869       413     (11)   (149)       -   (211)       911
Restructured
 loans (non-
 accruing):
 Commercial
  and
  industrial        209         -    (209)      -        -      -          -
 Real estate      5,536     2,796  (1,235)      -        -      -      7,097
 Real estate
  construction
  and other
  land loans      7,490         -    (275)      -        -   (286)     6,929
 Consumer             -         -       -       -        -      -          -
               -------- --------- ------- -------  ------- ------  ---------
  Total non-
   accrual     $ 14,959 $   4,450 $(1,928)$  (149) $     - $ (538) $  16,794
               ======== ========= ======= =======  ======= ======  =========

The following provides a summary of the change in the OREO balance for the quarter ended September 30, 2011:

                                                               Three Months
                                                                  Ended
                                                              September 30,
(Dollars in thousands)                                             2011
------------------------------------------------------------- -------------
Balance, June 30, 2011                                        $           -
Additions                                                               270
Dispositions                                                            (75)
Write-downs                                                               -
Net gain on disposition                                                  75
                                                              -------------
Balance, September 30, 2011                                   $         270
                                                              =============

Average total deposits for the third quarter of 2011 increased $49,840,000 or 7.85% to $684,721,000 compared to $634,881,000 for the same period of 2010.

The Company's net interest margin (fully tax equivalent basis) decreased 44 basis points to 4.66% for the three months ended September 30, 2011, from 5.10% for the three months ended September 30, 2010. Net interest income, before provision for credit losses, decreased $224,000 or 2.74% to $7,949,000 for the third quarter of 2011, compared to $8,173,000 for the same period in 2010. The decreases in net interest margin and in net interest income are primarily due to a decrease in the yield of interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 18 basis points to 0.37% compared to 0.55% in 2010.

Non-interest income increased $302,000 or 23.36% to $1,595,000 for the third quarter of 2011 compared to $1,293,000 for the same period in 2010, primarily due to an increase in net gains on sales and calls of investment securities of $242,000. The third quarter of 2011 non-interest income also included a $75,000 gain from the sale of other real estate owned. Non-interest expense decreased $187,000 or 2.52% for the same periods mainly due to decreases in regulatory assessments and other real estate owned expenses, partially offset by increases in salary and employee benefits.

During the third quarter of 2011, the Company entered into a Securities Purchase Agreement with the Small Business Lending Fund of the U.S. Treasury (the "Treasury"), under which the Company issued 7,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, to the Treasury for an aggregate purchase price of $7,000,000. Simultaneously, the Company agreed with Treasury to redeem 7,000 shares of the Company's Series A Fixed Rate Cumulative Perpetual Preferred Stock originally issued pursuant to the Treasury's Capital Purchase Program in 2009 for an aggregate price of $7,000,000. The redemption of the Series A Stock resulted in an acceleration of the remaining discount and caused an increase in the preferred stock dividends and accretion of $103,000 during the third quarter of 2011. Also in connection with the repurchase of the Series A Stock, the Company repurchased the common stock warrant originally issued to Treasury in connection with the CPP transaction for total consideration of $185,000.

The Company recorded a provision for income taxes of $514,000 for the quarter ended September 30, 2011, compared to a tax benefit of $107,000 for the same period in 2010. The effective tax rate for the third quarter of 2011 was 26.74% compared to (14.13%) for the same period in 2010. The increase in the effective tax rate is due to the establishment of an $118,000 deferred tax asset valuation allowance related to a California capital loss carryforward, an increase in taxable income and a decrease in permanent tax differences as a percentage of taxable income.

"The quarter proved to be eventful with some expense-related activity including the relocation of the Modesto office, the pay-off of TARP funding, redemption of warrants, completion of funding for the Small Business Lending Fund and conversion to a new Online Banking and Bill Pay service. Following this busy quarter, the Bank ultimately remains well-positioned for growth and stability," stated Daniel J. Doyle, president and CEO for Central Valley Community Bancorp and Central Valley Community Bank.

"The Bank continues to show very strong deposit growth from new customers as a result of offices and personnel added in the past year as well as growth from existing relationships. However, profits continue to be impacted by the decline in loan growth with the deleveraging by both business and consumer customers, cyclical pay down of some agricultural loans and reductions in problem loans. While there was a slight increase in non-performing loans due to one secured borrower and a small OREO asset that has been subsequently sold, classified loans are continuing to show a declining trend," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                      CENTRAL VALLEY COMMUNITY BANCORP
                         CONSOLIDATED BALANCE SHEETS

                                                 September 30,  December 31,
                                                 ------------- -------------
(In thousands, except share amounts)                  2011          2010
------------------------------------------------ ------------- -------------
                                                  (Unaudited)
ASSETS
Cash and due from banks                          $      21,014 $      11,357
Interest-earning deposits in other banks                76,268        89,042
Federal funds sold                                         791           600
                                                 ------------- -------------
  Total cash and cash equivalents                       98,073       100,999
Available-for-sale investment securities
 (Amortized cost of $254,136 at September 30,
 2011 and $189,682 at December 31, 2010)               262,050       191,325
Loans, less allowance for credit losses of
 $11,031 at September 30, 2011 and $11,014 at
 December 31, 2010                                     414,735       420,583
Bank premises and equipment, net                         5,950         5,843
Other real estate owned                                    270         1,325
Bank owned life insurance                               11,563        11,390
Federal Home Loan Bank stock                             2,893         3,050
Goodwill                                                23,577        23,577
Core deposit intangibles                                   887         1,198
Accrued interest receivable and other assets            14,910        18,304
                                                 ------------- -------------
      Total assets                               $     834,908 $     777,594
                                                 ------------- -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                           $     194,190 $     173,867
  Interest bearing                                     512,101       476,628
                                                 ------------- -------------
    Total deposits                                     706,291       650,495
Short-term borrowings                                        -        10,000
Long-term debt                                           4,000         4,000
Junior subordinated deferrable interest
 debentures                                              5,155         5,155
Accrued interest payable and other liabilities          13,115        10,553
                                                 ------------- -------------
    Total liabilities                                  728,561       680,203
                                                 ------------- -------------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value, $1,000 per
   share liquidation preference; 10,000,000
   shares authorized; Series A, no par value,
   7,000 shares issued and outstanding at
   December 31, 2010                                         -         6,864
  Preferred stock, no par value, $1,000 per
   share liquidation preference; 10,000,000
   shares authorized; Series C, no par value,
   7,000 shares issued and outstanding at
   September 30, 2011                                    7,000             -
  Common stock, no par value; 80,000,000
   authorized; issued and outstanding 9,547,816
   at September 30, 2011 and 9,109,154 at
   December 31, 2010                                    40,505        38,428
  Non-voting common stock, 1,000,000 authorized;
   issued and outstanding 258,862 at December
   31, 2010                                                  -         1,317
  Retained earnings                                     54,185        49,815
  Accumulated other comprehensive income, net of
   tax                                                   4,657           967
                                                 ------------- -------------
    Total shareholders' equity                         106,347        97,391
                                                 ------------- -------------
      Total liabilities and shareholders' equity $     834,908 $     777,594
                                                 ============= =============

                      CENTRAL VALLEY COMMUNITY BANCORP
                     CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                      For the Nine Months
                                                      Ended September 30,
                                                   ------------------------
(In thousands, except share and per share amounts)     2011         2010
-------------------------------------------------- -----------  -----------
INTEREST INCOME:
  Interest and fees on loans                       $    19,662  $    20,754
  Interest on deposits in other banks                      141           62
  Interest on Federal funds sold                             1            1
  Interest and dividends on investment securities:
    Taxable                                              3,307        4,344
    Exempt from Federal income taxes                     2,522        2,277
                                                   -----------  -----------
      Total interest income                             25,633       27,438
                                                   -----------  -----------
INTEREST EXPENSE:
  Interest on deposits                                   2,076        2,912
  Interest on junior subordinated deferrable
   interest debentures                                      73           84
  Other                                                    143          353
                                                   -----------  -----------
    Total interest expense                               2,292        3,349
                                                   -----------  -----------
    Net interest income before provision for
     credit losses                                      23,341       24,089
PROVISION FOR CREDIT LOSSES                                750        2,900
                                                   -----------  -----------
    Net interest income after provision for credit
     losses                                             22,591       21,189
                                                   -----------  -----------
NON-INTEREST INCOME:
  Service charges                                        2,183        2,487
  Appreciation in cash surrender value of bank
   owned life insurance                                    289          293
  Loan placement fees                                      185          193
  Gain on disposal of other real estate owned              608            -
  Net realized gains on sales and calls of
   investment securities                                   249           32
  Total impairment on investment securities                 (4)      (1,896)
    (Decrease) increase in fair value recognized
     in other comprehensive income                         (27)       1,196
                                                   -----------  -----------
    Net impairment loss recognized in earnings             (31)        (700)
  Federal Home Loan Bank dividends                           6            8
  Other income                                           1,451        1,062
                                                   -----------  -----------
      Total non-interest income                          4,940        3,375
                                                   -----------  -----------
NON-INTEREST EXPENSES:
  Salaries and employee benefits                        12,134       11,544
  Occupancy and equipment                                2,848        2,890
  Regulatory assessments                                   664          887
  Data processing expense                                  857          878
  Advertising                                              548          557
  Audit and accounting fees                                337          342
  Legal fees                                               266          367
  Other real estate owned                                   11          759
  Amortization of core deposit intangibles                 311          311
  Loss on sale of assets                                     -           10
  Other expense                                          3,466        3,210
                                                   -----------  -----------
      Total non-interest expenses                       21,442       21,755
                                                   -----------  -----------
      Income before provision for income taxes           6,089        2,809
PROVISION FOR INCOME TAXES                               1,320          149
                                                   -----------  -----------
      Net income                                   $     4,769  $     2,660
                                                   ===========  ===========
Net income                                         $     4,769  $     2,660
Preferred stock dividends and accretion                    400          296
                                                   -----------  -----------
      Net income available to common shareholders  $     4,369  $     2,364
                                                   ===========  ===========
Net income per common share:
  Basic earnings per common share                  $      0.46  $      0.26
                                                   ===========  ===========
  Weighted average common shares used in basic
   computation                                       9,513,387    9,156,561
                                                   ===========  ===========
  Diluted earnings per common share                $      0.46  $      0.26
                                                   ===========  ===========
  Weighted average common shares used in diluted
   computation                                       9,534,426    9,244,289
                                                   ===========  ===========

                      CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

For the three        Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,    Sep. 30,
 months ended          2011       2011       2011       2010        2010
------------------- ---------- ---------- ---------- ----------  ----------
(In thousands,
 except share and
 per share amounts)
Net interest income $    7,949 $    7,794 $    7,598 $    7,641  $    8,173
Provision for
 credit losses             400        250        100        900       1,300
                    ---------- ---------- ---------- ----------  ----------

  Net interest
   income after
   provision for
   credit losses         7,549      7,544      7,498      6,741       6,873
Total non-interest
 income                  1,595      1,597      1,748        347       1,293
Total non-interest
 expense                 7,222      7,067      7,153      6,986       7,409
Provision for
 (benefit from)
 income taxes              514        301        505       (517)       (107)
                    ---------- ---------- ---------- ----------  ----------
Net income          $    1,408 $    1,773 $    1,588 $      619  $      864
                    ========== ========== ========== ==========  ==========
Net income
 available to
 common
 shareholders       $    1,206 $    1,674 $    1,489 $      520  $      766
                    ========== ========== ========== ==========  ==========
Basic earnings per
 common share       $     0.13 $     0.18 $     0.16 $     0.06  $     0.08
                    ========== ========== ========== ==========  ==========
  Weighted average
   common shares
   used in basic
   computation       9,547,816  9,516,110  9,475,444  9,368,016   9,363,908
                    ========== ========== ========== ==========  ==========
  Diluted earnings
   per common share $     0.13 $     0.18 $     0.16 $     0.06  $     0.08
                    ========== ========== ========== ==========  ==========
  Weighted average
   common shares
   used in diluted
   computation       9,557,609  9,540,615  9,503,313  9,429,226   9,432,301
                    ========== ========== ========== ==========  ==========

                      CENTRAL VALLEY COMMUNITY BANCORP
                              SELECTED RATIOS
                                (Unaudited)

As of and for the three    Sep. 30,  Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,
 months ended                2011      2011      2011      2010      2010
-------------------------- --------  --------  --------  --------  --------
(Dollars in thousands,
 except per share amounts)
Allowance for credit
 losses to total loans         2.59%     2.53%     2.61%     2.55%     2.42%
Nonperforming assets to
 total assets                  2.04%     1.89%     2.07%     2.57%     2.89%
Total nonperforming assets $ 17,064  $ 14,959  $ 15,846  $ 19,984  $ 22,119
Net loan charge offs       $    404  $    235  $     95  $    992  $  1,662
Net charge offs to average
 loans (annualized)            0.37%     0.22%     0.09%     0.89%     1.43%
Book value per share       $  10.41  $  10.15  $   9.76  $   9.66  $   9.78
Tangible book value per
 share                     $   7.84  $   7.58  $   7.16  $   7.02  $   7.13
Tangible common equity     $ 74,883  $ 72,389  $ 67,748  $ 65,753  $ 66,763
Interest and dividends on
 investment securities
 exempt from Federal
 income taxes              $    892  $    830  $    800  $    762  $    761
Net interest margin
 (calculated on a fully
 tax equivalent basis) (1)     4.66%     4.71%     4.67%     4.67%     5.10%
Return on average assets
 (2)                           0.70%     0.91%     0.82%     0.32%     0.46%
Return on average equity
 (2)                           5.34%     6.92%     6.41%     2.53%     3.53%
Tier 1 leverage - Bancorp     10.19%    10.22%     9.87%     9.48%    10.07%
Tier 1 leverage - Bank        10.07%    10.04%     9.67%     9.32%     9.93%
Tier 1 risk-based capital
 - Bancorp                    15.95%    15.26%    14.81%    14.16%    13.75%
Tier 1 risk-based capital
 - Bank                       15.76%    14.99%    14.51%    13.92%    13.55%
Total risk-based capital -
 Bancorp                      17.25%    16.54%    16.08%    15.42%    15.03%
Total risk based capital -
 Bank                         17.05%    16.26%    15.78%    15.19%    14.82%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income.

                      CENTRAL VALLEY COMMUNITY BANCORP
                         AVERAGE BALANCES AND RATES
                                (Unaudited)

                                 For the Three Months   For the Nine Months
                                  Ended September 30,   Ended September 30,
AVERAGE AMOUNTS                  --------------------  --------------------
(Dollars in thousands)              2011       2010       2011       2010
-------------------------------- ---------  ---------  ---------  ---------
Federal funds sold               $     610  $     357  $     643  $     715
Interest-earning deposits in
 other banks                        72,532     33,409     73,148     31,609
Investments                        226,050    186,410    209,776    190,641
Loans (1)                          420,392    449,191    415,983    441,614
Federal Home Loan Bank stock         2,907      3,050      2,981      3,095
                                 ---------  ---------  ---------  ---------
Earning assets                     722,491    672,417    702,531    667,674
Allowance for credit losses        (11,024)   (11,180)   (10,994)   (10,796)
Non-accrual loans                   14,593     15,919     15,523     16,747
Other real estate owned                128      3,643        266      3,089
Other non-earning assets            81,407     77,681     79,068     76,169
                                 ---------  ---------  ---------  ---------
Total assets                     $ 807,595  $ 758,480  $ 786,394  $ 752,883
                                 ---------  ---------  ---------  ---------

Interest bearing deposits        $ 499,773  $ 483,459  $ 489,175  $ 482,580
Other borrowings                     9,155     19,155     10,639     19,796
                                 ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                       508,928    502,614    499,814    502,376
Non-interest bearing demand
 deposits                          184,948    151,422    176,018    148,253
Non-interest bearing liabilities     8,234      6,551      8,241      6,675
                                 ---------  ---------  ---------  ---------
Total liabilities                  702,110    660,587    684,073    657,304
                                 ---------  ---------  ---------  ---------
Total equity                       105,485     97,893    102,321     95,579
                                 ---------  ---------  ---------  ---------
Total liabilities and equity     $ 807,595  $ 758,480  $ 786,394  $ 752,883
                                 ---------  ---------  ---------  ---------

AVERAGE RATES
-------------------------------- ---------  ---------  ---------  ---------
Federal funds sold                    0.25%      0.25%      0.21%      0.19%
Interest-earning deposits in
 other banks                          0.25%      0.27%      0.26%      0.26%
Investments                           4.30%      5.27%      4.53%      5.41%
Loans                                 6.27%      6.28%      6.32%      6.30%
Earning assets                        5.05%      5.71%      5.11%      5.72%
Interest bearing deposits             0.51%      0.72%      0.57%      0.81%
Other borrowings                      2.64%      3.13%      2.71%      2.95%
Total interest-bearing
 liabilities                          0.55%      0.81%      0.61%      0.89%
Net interest margin (calculated
 on a fully tax equivalent
 basis)                               4.66%      5.10%      4.68%      5.05%

(1) Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322